    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 2000

                                                        REGISTRATION NO.
                                                                        -------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------
                           HORIZON HEALTH CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     75-2293354
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                             1500 WATERS RIDGE DRIVE
                          LEWISVILLE, TEXAS 75057-6011
                    (Address of principal executive offices)

                           HORIZON HEALTH CORPORATION
                             1998 STOCK OPTION PLAN
                            (Full title of the plan)

                                 JAMES W. MCATEE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           HORIZON HEALTH CORPORATION
                             1500 WATERS RIDGE DRIVE
                          LEWISVILLE, TEXAS 75057-6011
                                 (972) 420-8200
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                           STRASBURGER & PRICE, L.L.P.
                           901 MAIN STREET, SUITE 4300
                               DALLAS, TEXAS 75202
                                 (214) 651-4300
                         ATTN: DAVID K. MEYERCORD, ESQ.

                         CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                          AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED     REGISTERED (1)         SHARE (2)            PRICE (3)         REGISTRATION FEE
COMMON STOCK, $.01 PAR VALUE              500,000 SHARES          $4.815            $2,407,500              $635.58
                                         ===============    ==================   ==================    ================


(1) REPRESENTS THE MAXIMUM AGGREGATE NUMBER OF SHARES OF COMMON STOCK THAT CAN BE PURCHASED BY EMPLOYEES UNDER THE STOCK OPTION PLAN DESCRIBED HEREIN.

(2) ESTIMATED SOLELY FOR PURPOSES OF COMPUTING THE AMOUNT OF THE REGISTRATION FEE IN ACCORDANCE WITH RULE 457(H) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES FOR THE COMMON STOCK ON THE NASDAQ STOCK MARKET ON AUGUST 24, 2000.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement by Horizon Health Corporation, a Delaware corporation (the "Registrant" or the "Company"):

         (a) the Annual Report on Form 10-K of the Registrant for the fiscal year ended August 31, 1999, filed with the Securities and Exchange Commission (the "Commission") on November 5, 1999;

         (b) the Quarterly Report on Form 10-Q of the Registrant for the fiscal quarter ended May 31, 2000, filed with the Commission on June 30, 2000;

         (c) the Quarterly Report on Form 10-Q of the Registrant for the fiscal quarter ended February 29, 2000, filed with the Commission on March 31, 2000;

         (d) the Quarterly Report on Form 10-Q of the Registrant for the fiscal quarter ended November 30, 1999, filed with the Commission on December 22, 1999.

         (e) the description of the Common Stock, $.01 par value per share (the "Common Stock"), of the Registrant contained in Item 1 of the Registration Statement on Form 8-A filed pursuant to
                  Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), relating to the Common Stock, as declared effective on March 13, 1995 (File No. 1-13626), including all amendments or reports filed for purposes of updating such description; and

         (f) the description of the Rights to Purchase Common Stock of the Registrant contained in Item 1 of the Registration Statement on Form 8-A/12G filed pursuant to Section 12 of the Exchange Act, relating to the Rights to Purchase Common Stock, as declared effective on February 18, 1997 (File No. 000-22123), including all amendments or reports filed for purposes of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified shall not be deemed in its unmodified form to constitute a part of this Registration Statement. Any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware General Corporation Law ("Delaware Law"), the Registrant has broad powers to indemnify its directors, officers, employees and agents against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933 (the "Securities Act"). The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law, and requires the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Certificate of Incorporation also provides that rights conferred under such Certificate of Incorporation shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, the Bylaws, agreement, resolution of stockholders or directors, or otherwise.

         The Certificate of Incorporation further provides that, pursuant to Delaware Law, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of the director's fiduciary duty as a director. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibilities under any other law, such as the Federal securities laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
  NO.      DESCRIPTION

3.1 Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Registrant filed with the Commission and dated August 11, 1997 (the "Form 8-K Filing").

3.2 Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 as filed with the Commission on February 16, 1995 to the Company's Registration Statement on Form S-1 as filed with the Commission on January 6, 1996, Registration No. 33-88314).

4.1      Specimen Common Stock Certificate (incorporated herein by reference to
         Exhibit 4.1 to the Form 8-K Filing).

4.2 Rights Agreement dated as of February 6, 1997, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form 8-A of the Registrant, Registration No. 000-22123, as filed with the Commission on February 7, 1997).

4.3 Horizon Health Corporation 1998 Stock Option Plan, as amended (incorporated herein by reference to Exhibit 10.14 to the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1999, as filed with the Commission on November 5, 1999).

5.1 Opinion of Strasburger & Price, LLP regarding legality of shares being registered (filed herewith).

23.1     Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2     Consent of Strasburger & Price, LLP (contained in opinion filed as
         Exhibit 5.1).

24.1 Power of Attorney (contained on signature page of this Registration Statement).

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                                    Provided, however, that paragraphs (a)(1)(i)
                           and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on August 28, 2000.

                                          HORIZON HEALTH CORPORATION



                                          By: /s/ James W. McAtee
                                             ----------------------------------
                                              James W. McAtee
                                              Principal Executive Officer


                                              POWER OF ATTORNEY

         Each individual whose signature appears below constitutes and appoints James W. McAtee and Ronald C. Drabik, and each of them, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

SIGNATURE                               CAPACITY                                        DATE
---------                               --------                                        ----
   /s/ James W. McAtee                  President and Principal Executive Officer;      August 28, 2000
--------------------------------        Director
    James W. McAtee

   /s/ Ronald C. Drabik                 Senior Vice President, Principal Financial      August 28, 2000
--------------------------------        and Accounting Officer and Treasurer
   Ronald C. Drabik

   /s/ Jack R. Anderson                 Director                                        August 28, 2000
--------------------------------
      Jack R. Anderson

   /s/ George E. Bello                  Director                                        August 28, 2000
--------------------------------
       George E. Bello

   /s/ James E. Buncher                 Director                                        August 28, 2000
--------------------------------
    James E. Buncher

   /s/ William H. Longfield             Director                                        August 28, 2000
--------------------------------
   William H. Longfield

   /s/ James Ken Newman                 Director                                        August 28, 2000
--------------------------------
    James Ken Newman

   /s/ Donald E. Steen                  Director                                        August 28, 2000
--------------------------------
      Donald E. Steen

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                          DESCRIPTION
-------                         -----------
3.1      Amended and Restated Certificate of Incorporation of the Registrant, as
         amended (incorporated herein by reference to Exhibit 3.1 to the Current
         Report on Form 8-K of the Registrant filed with the Commission and dated August 11, 1997 (the "Form 8-K Filing").

3.2 Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 as filed with the Commission on February 16, 1995 to the Company's Registration Statement on Form S-1 as filed with the Commission on January 6, 1996, Registration No.
         33-88314).

4.1      Specimen Common Stock Certificate (incorporated herein by reference to
         Exhibit 4.1 to the Form 8-K Filing).

4.2 Rights Agreement dated as of February 6, 1997, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent
         (incorporated herein by reference to Exhibit 4.1 to the Registration
         Statement on Form 8-A of the Registrant, Registration No. 000-22123, as filed with the Commission on February 7, 1997).

4.3      Horizon Health Corporation 1998 Stock Option Plan, as amended
         (incorporated herein by reference to Exhibit 10.14 to the Registrant's
         Annual Report on Form 10-K for the fiscal year ended August 31, 1999, as filed with the Commission on November 5, 1999).

5.1 Opinion of Strasburger & Price, LLP regarding legality of shares being registered (filed herewith).

23.1     Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2     Consent of Strasburger & Price, LLP (contained in opinion filed as
         Exhibit 5.1).

24.1     Power of Attorney (contained on signature page of this Registration
         Statement).